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                                                                    EXHIBIT 24.2

                     NEW YORK SUBWAYS ADVERTISING CO., INC.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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
              SIGNATURE                                TITLE                        DATE
-------------------------------------    ---------------------------------    -----------------
        /s/  ARTHUR R. MORENO            President (Principal Executive         October 4, 1996
-------------------------------------    Officer) and Director
          Arthur R. Moreno

       /s/  WILLIAM S. LEVINE            Chairman of the Board and              October 4, 1996
-------------------------------------    Director
          William S. Levine

        /s/  BILL M. BEVERAGE            Secretary, Treasurer and Chief         October 4, 1996
-------------------------------------    Financial Officer (Principal
          Bill M. Beverage               Accounting and Financial Officer)
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